UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

Achillion Pharmaceuticals, Inc.

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Exact name of Registrant as Specified in Charter)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Between December 22, 2014 and December 31, 2014, Achillion Pharmaceuticals, Inc. (the “Company”) sold shares of its common stock pursuant to the Sales Agreement, dated November 8, 2012, between the Company and Cantor Fitzgerald & Co., resulting in aggregate gross proceeds to the Company of $50 million. After giving effect to these sales, the Company estimates that its cash will be sufficient to meet its projected operating requirements into the fourth quarter of 2016.

Forward-Looking Statements

This Form 8-K contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Form 8-K are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the Company’s estimate regarding its cash balance following the transactions described above and other expectations regarding its business, plans, prospects and strategies. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes due to a number of important factors, including those risk factors discussed in the Company’s current report on Form 10-Q for quarter ended September 30, 2014 filed with the Securities and Exchange Commission (“SEC”) on November 4, 2014 and its other filings with the SEC. The forward-looking statements in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

Date: January 12, 2015	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer